As filed with the Securities and Exchange Commission on October 30, 2006
Registration No. 333-128690

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Post-Effective Amendment No. 1
to
FORM S-2
on
FORM S-3

______________

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
______________
VOXWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-3934824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

168 Franklin Corner Road
Lawrenceville, New Jersey 08648
(609) 514-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas J. Drury, Jr.
President and Chief Executive Officer
168 Franklin Corner Road
Lawrenceville, New Jersey 08648
(609) 514-4100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Andrew P. Gilbert, Esq.
Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey 08540
(609) 919-6600

Approximate date of commencement of proposed sale to public: From time to time or at one time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement constitutes a Post-Effective Amendment No. 1 to the Registration Statement on Form S-2, as amended (Registration No. 333-128690), the final prospectus dated November 7, 2005, filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”), and the Prospectus Supplement No. 1, dated June 14, 2006, filed pursuant to Rule 424(b)(3) under the Securities Act. The Registrant filed its Registration Statement on Form S-2 with the Securities and Exchange Commission on September 29, 2005, and filed Amendment No. 1 to such Registration Statement on October 25, 2005. The Securities and Exchange Commission declared the Registration Statement, as amended, effective on November 7, 2005. The Registrant then filed Prospectus Supplement No. 1 with the Securities and Exchange Commission on June 14, 2006. Effective December 1, 2005, the Securities and Exchange Commission eliminated the Form S-2. Consequently, the Registrant is filing this Post-Effective Amendment No. 1 to Form S-2 on Form S-3.

Dated October 30, 2006

PROSPECTUS

VOXWARE, INC.

7,057,313 Shares of Common Stock

Our stockholders listed in this prospectus are offering and selling an aggregate of 7,057,313 shares of our Common Stock. Of those shares, (a) 1,375,000 shares of Common Stock were issued to certain of the selling stockholders in connection with the August 2005 private placement of Common Stock; (b) 3,680,275 shares of Common Stock were registered under Registration Statement on Form S-2 File No. 333-110501 which includes (i) 3,481,860 shares of Common Stock issued upon the August 2005 conversion of 3,481,860 shares of Series D Preferred Stock held by certain of the selling stockholders, and (ii) 198,415 shares of Common Stock that may be issued upon the exercise of Common Stock warrants held by certain of the selling stockholders; (c) 2,069,246 shares of Common Stock were registered under Registration Statement on Form S-2 File No. 333-121291 which includes (i) 918,518 shares of Common Stock issued upon the August 2005 conversion of 918,518 shares of Series D Preferred Stock held by certain of the selling stockholders, (ii) 1,045,199 shares of Common Stock that may be issued upon the exercise of Common Stock warrants held by certain of the selling stockholders and (iii) 105,528 shares of Common Stock issued as dividends on the Series D Preferred Stock; (d) 43,525 shares of Common Stock that may be issued upon the exercise of Common Stock warrants issued in connection with the August 2005 private placement of Common Stock and held by certain of the selling stockholders; and (e) 61,181 shares of Common Stock were issued as dividends on the Series D Preferred Stock which includes (i) 12,680 shares of Common Stock issued as dividends on the 4,326,774 shares of Series D Convertible Preferred Stock converted to Common Stock by a selling stockholder in August 2005, (ii) 48,495 shares of Common Stock issued as dividends on the Series D Preferred Stock for the period January 1, 2005 to June 30, 2005, and (iii) 6 shares of Common Stock issued as dividends on the 4,039 shares of Series D Preferred Stock converted to Common Stock by a selling stockholder in July, 2005. Unless otherwise noted, all share amounts, share price information and exercise prices of outstanding options and warrants set forth in this prospectus give effect to (i) the August 2005 conversion of all of the outstanding shares of our Series D Preferred Stock into shares of our Common Stock, on a 1-for-1 basis; and (ii) the December 12, 2005 1-for-150 reverse split of all outstanding shares of our Common Stock.

The shares of our Common Stock may be offered and sold from time to time by our stockholders, as described in this prospectus. The selling stockholders will receive all of the proceeds from the sale of the shares. The selling stockholders will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will not receive any proceeds from the sale of the shares other than the exercise price payable to us upon the exercise of the warrants.

Our Common Stock trades on the NASDAQ Capital Market under the ticker symbol “VOXW.” On October 26, 2006, the last reported sale price of our Common Stock was $4.80 per share.

The selling stockholders may offer the shares of Common Stock through public or private transactions, on or off the United States exchanges, at prevailing market prices or at privately negotiated prices.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN ANY OF THE COMMON STOCK BEING OFFERED WITH THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2006

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

PROSPECTUS SUMMARY	1

RISK FACTORS	3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	9

USE OF PROCEEDS	9

SELLING STOCKHOLDERS	10

PLAN OF DISTRIBUTION	20

DESCRIPTION OF SECURITIES TO BE REGISTERED	21

EXPERTS	24

LEGAL MATTERS	24

WHERE YOU CAN FIND MORE INFORMATION	24

INFORMATION INCORPORATED BY REFERENCE	25

ABOUT THIS PROSPECTUS

This prospectus is a part of a Registration Statement on Form S-2, as amended by Post-Effective Amendment No. 1 to Form S-2 on Form S-3 filed by us with the SEC to register 7,057,313 shares of our Common Stock. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the Registration Statement and its exhibits for further information about us and our Common Stock. Copies of the Registration Statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to the copy of the actual document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Unless otherwise noted, all share amounts, share price information and exercise prices of outstanding options and warrants set forth in this prospectus give effect to (i) the August 2005 conversion of all of the outstanding shares of our Series D Preferred Stock into shares of our Common Stock, on a 1-for-1 basis; and (ii) the December 12, 2005 1-for-150 reverse split of all outstanding shares of our Common Stock.

PROSPECTUS SUMMARY

VOXWARE, INC.

We are a leading provider of voice-based technology solutions that optimize the front line logistics and distribution center workforce. Our product, VoiceLogistics®, enables warehouse workers to perform a wide array of logistics tasks such as picking, receiving, put away, replenishment, loading and returns processing more efficiently and effectively. VoiceLogistics also provides distribution center management with an effective tool for managing the performance of assigned tasks by workers while reducing logistics costs and optimizing complex materials handling processes.

Our VoiceLogistics solution is a combination of software, hardware and professional services. Enabled by our patented speech recognition VoiceXML Web browser technology, the VoiceLogistics solution creates a dynamic, real-time link between highly mobile workers, the warehouse management system, or WMS, and supervisory personnel. In other words, warehouse workers wearing a small wireless portable computer receive their directions on where to go and what product/parts to pick via a computer voice generated from the Company’s application. The warehouse worker in turn talks back to the computer, telling it what product/parts they have retrieved and asking for the next set of instructions. Unlike a paper based system, this is real-time reporting with its inherent advantages. Additionally, unlike a bar code scanning system, it is hands-free, thus enabling the worker to be more productive and just as accurate. We believe that our patented solution is unique in the industry because it is the first open standards, Web-based, people-centric, interactive speech recognition technology engineered specifically to operate in highly demanding industrial environments. VoiceLogistics offers broad language support for a culturally diverse workforce.

We sell VoiceLogistics primarily to large companies that operate warehouses and distribution centers. We have customers from a variety of industry sectors, including food service, grocery, retail, consumer packaged goods, automotive parts, third-party logistics providers and wholesale distribution. Our technology has the ability to integrate easily (generally in less than 60 days) with an external WMS. VoiceLogistics revenues are generated primarily from hardware product sales, software license fees, professional services and maintenance fees.

While VoiceLogistics is our primary product and business focus, we also derive revenue from a legacy product line of stationary voice recognition devices, as well as from speech compression technologies that we have licensed. Our executive offices are located at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, and our telephone number is (609) 514-4100.

THE OFFERING

Common stock offered by the selling stockholders	7,057,313 (1)
Common stock to be outstanding after the offering	7,424,550 (2)
NASDAQ Capital Market Symbol	VOXW

______________________________
(1)	Includes warrants to purchase up to an aggregate of 1,161,706 shares of Common Stock.

(2)
Based on 6,262,844 shares of Common Stock issued and outstanding as of October 1, 2006, after giving effect to the exercise of warrants to purchase up to an aggregate of 1,161,706 shares of Common Stock, and excluding Common Stock to be issued upon the exercise of outstanding options.

RISK FACTORS

Before you invest in our Common Stock, you should carefully consider the following factors and cautionary statements, as well as the other information set forth herein. If any of the following risks actually occur, our business, financial condition or results of operations may suffer. As a result, the trading price of our Common Stock could decline, and you could lose a substantial portion of the money you paid to buy our Common Stock.

Risk Factors

We operate in a rapidly changing business environment that involves substantial risk and uncertainty. The following discussion addresses some of the risks and uncertainties that could cause, or contribute to cause, actual results to differ materially from expectations. We caution all readers to pay particular attention to the descriptions of risks and uncertainties described below and in other sections of this report, and our other filings with the SEC.

If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline and we may be forced to consider additional alternatives.

This Registration Statement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Registration Statement.

Risks Relating to Our Business and Operations

If we continue to incur operating losses, we may be unable to continue our operations. We have incurred operating losses since we started our company in August 1993. During the year ended June 30, 2006, the net loss applicable to common stockholders of $6,843,000 contributed to an accumulated deficit of $73,389,000 as of June 30, 2006. If we continue to incur operating losses and consistently fail to be a profitable company, we may be unable to continue our operations. In addition, we plan to continue to increase spending in research and development, along with sales and marketing, at levels higher than in the recent past, and possibly disproportionate to revenue, thus incurring net losses in the near term. Our future profitability depends on our ability to obtain significant customers for our products, to identify, engage and support significant partners to sell our products, to respond to competition, to introduce new and enhanced products, and to successfully market and support our products. We cannot assure you that we will achieve or sustain significant sales or profitability in the future.

If we cannot raise adequate capital in the future, we may be unable to continue our product development, marketing and business, generally. In the future, we may need to raise additional capital to fund operations, including product development and marketing. Funding from any source may not be available when needed or on favorable terms. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit, delay, scale-back or eliminate product development programs, marketing or other activities. We might be forced to sell or license our technologies. Any of these actions might harm our business. If additional financing is obtained, the financing may be dilutive to our current stockholders.

We rely substantially on key customers. Our customer base is highly concentrated. For the year ended June 30, 2006, one customer accounted for 31% of our total revenues and another customer accounted for 15% of our total revenues. We believe that a substantial portion of our net sales will continue to be derived from a concentrated group of customers. However, the volume of sales to a specific customer is likely to vary from period to period, and a significant customer in one period may not purchase our products in a subsequent period. In general, there are no ongoing written commitments by customers to purchase our products. Our net sales in any period generally have been, and likely will continue to be, in the near term, derived from a relatively small number of sales transactions. Therefore, the loss of one or more major customers, or a delay in their orders, could have a material adverse affect on our results of operations.

If our VoiceLogistics family of products is not successful in the market, we will not be able to generate substantial revenues or achieve sustained profitability. Our success is substantially dependent on the success of our VoiceLogistics family of products. If the market accepts our VoiceLogistics products, these products will account for the vast majority of our net revenue in the future. If our VoiceLogistics products are unsatisfactory, or if we are unable to generate significant demand for these products, or if we fail to develop other significant products, our business will be materially and adversely affected.

We have a sole source vendor for our primary hardware products. Effective in the second quarter of fiscal 2006, one vendor supplies us with our primary wearable computer hardware product. Any disruption in supply by this vendor would prohibit us from shipping our products, and thus recognizing revenue. In addition, other vendors provide custom-made components that would take time to reproduce with other suppliers should a current vendor fail to deliver quality product in a timely manner.

We are relying on third-party hardware manufacturers to develop and bring to market portable voice-compatible computer equipment on which to run our software. Sales of our VoiceLogistics Pro and VoxBrowser software products depend, in part, upon the delivery by third-party hardware manufacturers of robust Voxware-certified mobile computing devices with sufficient memory, voice capabilities and form factor. While we anticipate the entrance of numerous such devices in the marketplace in the future, our customers seeking best-of-breed hardware units to drive our software currently have a limited selection from which to choose. We cannot assure you that third-party manufacturers will develop and market hardware units compatible with our software on a timely basis, if at all.

If we do not develop or acquire and introduce new and enhanced products on a timely basis, our products may be rendered obsolete. The markets for our speech recognition products and voice-based technologies are characterized by rapidly changing technology. The introduction of products by others based on new or more advanced technologies could render our products obsolete and unmarketable. Therefore, our ability to build on our existing technologies and products to develop and introduce new and enhanced products in a cost effective and timely manner will be a critical factor in our ability to grow and compete. We cannot assure you that we will develop new or enhanced products successfully and in a timely manner. Further, we cannot assure you that the market will accept new or enhanced products. Our failure to develop new or enhanced products, including our failure to develop or acquire the technology necessary to do so, would have a material adverse effect on our business.

If our competitors introduce better or less expensive products, our products may not be profitable to sell or to continue to develop. The business in which we engage is highly competitive. Advances in technology, product improvements and new product introductions, as well as marketing and distribution capabilities, and price competition influence success. Failure to keep pace with product and technological advances could adversely affect our competitive position and prospects for growth. Our products compete with those being offered by larger, traditional computer industry participants who have substantially greater financial, technical, marketing and manufacturing resources than we do. We cannot assure you that we will be able to compete successfully against these competitors, or that competitive pressures faced by us would not adversely affect our business or operating results.

If we cannot integrate our speech recognition products with other components of customer systems, we may not be able to sell our products. Although state-of-the-art speech recognition technology is important to generating sales in our target markets, other components of a voice-based system are also necessary. Our products must be easily integrated with customers’ asset management and information systems. The ability to incorporate speech recognition products into customers’ systems, quickly and without excessive cost or disruption, will be a key factor in our success. We do not now possess all the necessary components for system integration. Acquisitions, joint ventures or other strategic relationships may be required for us to develop or obtain access to the necessary components to achieve market penetration. The development of strategic relationships with other software vendors can be a lengthy process as potential partners evaluate the benefit to their business of integrating voice-based solutions, and in particular, our software, into their product offerings. We cannot assure you that our efforts will be successful and, to the extent we are unsuccessful, our business may be materially adversely affected.

There are a number of factors which may cause substantial variability in our quarterly operating results. Our revenue, gross profit, operating income or loss, and net income or loss, may vary substantially from quarter-to-quarter due to a number of factors. Many factors, some of which are not within our control, may contribute to fluctuations in operating results. These factors include, but are not limited to, the following:

•	market acceptance of our products;
•	timing and levels of purchases by customers;
•	interruption and delays in production caused by vendor delays;
•	new product and service introductions by our competitors or us;
•	market factors affecting the availability or cost of qualified technical personnel;
•	timing and customer acceptance of our new product and service offerings;
•	effectiveness of sales efforts by third-party partners;
•	length of sales cycle; and
•	industry and general economic conditions.

We cannot assure you that any of these factors will not substantially influence our quarterly operating results.

If our third-party partners do not effectively market and service our products, we may not generate significant revenues or profits from sales of our products. We utilize third parties, such as hardware system vendors, WMS companies, distributors, consultants, value added resellers, and system integrators, to sell and/or assist us in selling our products. To date we have signed agreements with several of these third-party partners, and we expect these partners to contribute an increasing percentage of overall revenues in the future. We believe that the establishment of a network of third-party partners, with extensive and specific knowledge of the various applications critical in the industrial market, is important for us to succeed in that market. Some third-party partners also purchase products from us at a discount and incorporate them into application systems for various target markets, and/or consult us in the development of application systems for end users. Once signed, new partners must be trained in the development and sale of voice-based logistics solutions. Accordingly, there can be a significant lead time between the signing of agreements with partners and the recognition of revenues generated by the partners. For the foreseeable future, we may sell fewer products if we cannot attract and retain third-party partners to sell and service our products effectively and provide timely and cost-effective customer support. An increasing number of companies compete for access to the types of partners we use. Additionally, we may experience conflicts between our distribution channel partners who may compete against one another. Our sales may suffer as a result of these conflicts.

Either party generally may terminate our current arrangements with third-party partners at any time upon 30 days prior written notice. We cannot assure you that our partners will continue to purchase and re-sell our products, or provide us with adequate levels of support. If our partner relationships are terminated or otherwise disrupted, our operating performance and financial results may be adversely affected.

If we cannot attract and retain management and other personnel with experience in the areas of our business focus, we will not be able to manage and grow our business. We have been developing and selling our speech recognition products and voice-based technologies since February 1999. Since that time, we have been hiring personnel with skills and experience relevant to the development and sale of these products and technologies. If we cannot continue to hire such personnel and to retain personnel hired, our ability to operate our business will be materially adversely affected. On June 30, 2006, the Company accelerated the vesting of outstanding stock options to all of its employees, thereby eliminating a possible reason for employees to remain with the Company. Competition for qualified personnel is intense, and we cannot assure you that we will be able to attract, assimilate or retain qualified personnel.

If the export of our technology is deemed a violation of the regulations of the United States Department of Commerce, Bureau of Industry and Security, our business will be substantially harmed. The Bureau of Industry and Security, or BIS, oversees implementation and enforcement of the Export Administration Regulations, or EAR, which control the export of most commercial items. The BIS regulates "dual-use" items that have both commercial and military or proliferation applications, however, purely commercial items without an obvious military use are also subject to the EAR. The EAR prohibit the export of certain technologies, while the export of other technologies is restricted in certain geographical regions or to certain entities. Exporters deemed in violation of the EAR are subject to substantial penalties. We are developing international channels for the distribution of our speech recognition and voice-based technology, and anticipate increasing our dependence upon revenue derived from foreign sources. If some or all of our products are classified as a restricted technology under the EAR, our ability to generate revenue from international sources will be materially adversely affected.

If we cannot deliver RoHS compliant equipment, our sales to customers in the European Union countries will be harmed. The Restriction of Hazardous Substances Directive, or RoHS, was adopted by the European Union, or EU, and took effect on July 1, 2006. RoHS restricts the use of six hazardous materials in the manufacture of various types of electronic and electrical equipment. Non-compliant electronic equipment may continue to be distributed only if it was already in the EU marketplace as of July 1, 2006. Such equipment may no longer be imported into EU countries after that date. We expect to deliver RoHS compliant versions of our VLS-410 wearable computer and related accessories during the second quarter of fiscal 2007. Likewise, RoHS compliant versions of certified terminals distributed by LXE, Inc. and Symbol Technologies, Inc., among other vendors, are expected to be available at various dates during the first and second quarters of fiscal 2007. While we hold in Europe an inventory of non-compliant VLS-410 units that are available for sale to our customers, we cannot assure you that this inventory is sufficient to meet the demand for sales of these units through December 2006. We also cannot assure you that we will not experience delays in delivering RoHS compliant equipment certified to operate VoiceLogistics software. If this inventory proves to be insufficient, or if we experience delays in delivering RoHS compliant equipment, we may lose opportunities to sell our hardware and related software and professional services to customers in EU countries.

If we cannot protect our proprietary rights and trade secrets, or if we are found to be infringing on the patents and proprietary rights of others, our business would be substantially harmed. Our success depends in part on our ability to protect the proprietary nature of our products, preserve our trade secrets, and operate without infringing upon the proprietary rights of others. If others obtain and copy our technology, or claim that we are making unauthorized use of their proprietary technology, we may become involved in lengthy and costly disputes to resolve questions of ownership of the technology. If we are found to be infringing on the proprietary rights of others, we could be required to seek licenses to use necessary technology. We cannot assure you that licenses of third-party patents or proprietary rights would be made available to us on acceptable terms, if at all. In addition, the laws of certain countries may not protect our intellectual property because the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary rights in these foreign countries. To protect our proprietary rights, we seek patents and we enter into confidentiality agreements with our employees and consultants with respect to proprietary rights and unpatented trade secrets. We cannot assure you those patent applications in which we hold rights will result in the issuance of patents. We cannot assure you that any issued patents will provide significant protection for our technology and products. In addition, we cannot assure you that others will not independently develop competing technologies that are not covered by our patents. We cannot assure you that confidentiality agreements will provide adequate protection for our trade secrets, know-how, or other proprietary information in the event of any unauthorized use or disclosures. Any unauthorized disclosure and use of our proprietary technology could have a material adverse effect on our business.

Risks Relating to Our Securities

The price of our Common Stock has been highly volatile due to factors that will continue to affect the price of our stock. Our Common Stock traded as high as $16.50 and as low as $4.15 per share (after giving effect to the December 12, 2005 reverse split of all outstanding shares of our Common Stock at an exchange ratio of 1-for-150, the Reverse Split,) between July 1, 2005 and June 30, 2006. Historically, the over-the-counter markets and NASDAQ Capital Market for securities such as our Common Stock have experienced extreme price fluctuations. Some of the factors leading to this volatility include:

•	fluctuations in our quarterly revenue and operating results;
•	announcements of product releases by us or our competitors;
•	announcements of acquisitions and/or partnerships by us or our competitors;
•	increases in outstanding shares of our Common Stock upon exercise or conversion of derivative securities, and the issuances of our Common Stock pursuant to our private placement transactions; and
•	delays in producing finished goods inventory for shipment.

There is no assurance that the price of our Common Stock will not continue to be volatile in the future.

A significant portion of our total outstanding shares of Common Stock may be sold in the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well. Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market of such sales, may have a material adverse effect on the market price of our Common Stock. On October 25, 2005, we registered 1,084,383,899 shares (7,229,226 shares after giving effect to the Reverse Split) of Common Stock, including an aggregate of 193,070,922 shares (1,287,139 shares after giving effect to the Reverse Split) of Common Stock issuable upon the exercise of warrants. We also previously registered all shares of Common Stock that we may issue under our employee benefit plans. Of the shares outstanding, approximately 2,999,220 shares are subject to lock-up agreements, which expire one year from effectiveness of the registration statement on Form S-2 (File No. 333-128690), or November 7, 2006. Sales of remaining outstanding shares, when sold, could reduce the market price of our Common Stock.

Future sales of our Common Stock in the public market could adversely affect the price of our Common Stock. Sales in the public market of substantial amounts of our Common Stock that are not currently freely tradable, or even the potential for such sales, could impair the ability of our stockholders to recoup their investment or make a profit. As of August 31, 2006, these shares include:

•	approximately 235,469 shares of our Common Stock owned by our executive officers and directors; and
•
approximately 2,258,500 shares of our Common Stock issuable to warrant holders and option holders, which may be sold under various prospectuses filed under the Securities Act of 1933, as amended, or the Securities Act.

The sale of substantial amounts of our Common Stock by certain affiliates, including our largest stockholders, or the sale of substantial amounts of our Common Stock received through the exercise of outstanding options and/or warrants, or the perception of such sales, may have a material adverse effect on our stock price.

If the holders of the warrants and options to purchase our Common Stock elect to have their collective holdings assumed by a potential acquirer of us, the potential acquirer could be deterred from completing the acquisition. Also, if the holders of the warrants and options to purchase our Common Stock elect to have their holdings remain outstanding after an acquisition of us, the potential acquirer could be deterred from completing the acquisition.

Our management and other affiliates have significant control of our Common Stock and could control our actions in a manner that conflicts with our interests and the interests of other stockholders. As of August 31, 2006, our executive officers, directors and affiliated entities together beneficially own approximately 6,262,823 shares of our Common Stock, assuming the exercise of options, warrants and other Common Stock equivalents, which are currently exercisable, held by these stockholders. As a result, these stockholders, acting together, will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

If we are unable to maintain our listing on the NASDAQ Capital Market, the marketability of our Common Stock could be adversely affected. Our Common Stock is currently listed on the NASDAQ Capital Market under the symbol “VOXW”. In order for our Common Stock to continue trading on the NASDAQ Capital Market, we must meet certain minimum financial requirements. Among other requirements, the minimum bid price of our Common Stock must remain at least $1.00 per share and the market value of publicly held shares, as defined by the NASDAQ Capital Market, must remain at least $1,000,000. In addition, we must continue to meet at least one of the following three requirements:

•	Stockholders’ equity must be at least $2,500,000;
•	Market value of our Common Stock must be at least $35,000,000; or
•	Net income from continuing operations must be at least $500,000.

While we satisfy the requirements for continued listing on the NASDAQ Capital Market as of June 30, 2006, continued periods of operating losses may adversely affect our ability to maintain minimum required values of stockholders’ equity or Common Stock market value. If we are unable to satisfy the criteria to maintain listing of our Common Stock, our Common Stock could be subject to delisting. Trading, if any, of our Common Stock would thereafter be conducted on the OTC Bulletin Board or in the so-called “Pink Sheets”. As a consequence, it would be far more difficult for our stockholders to trade in our Common Stock and it may be more difficult to obtain accurate and current information concerning market prices for our Common Stock.

Risks Relating to Accounting Rules and Internal Controls

Changes in, or interpretations of, accounting rules and regulations, such as expensing of stock options, could result in unfavorable accounting charges. We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting policies. A change in these policies can have a significant effect on our reported results, and may even retroactively affect previously reported transactions. Our accounting policies that recently have been, or may be, affected by changes in the accounting rules are as follows:

•	revenue recognition;
•	accounting for share-based payments; and
•	accounting for income taxes.

In particular, the Financial Accounting Standard Board, or FASB, recently enacted Statement of Financial Accounting, or SFAS, No. 123 (revised 2004), "Share-Based Payment", or SFAS 123R, which we adopted effective July 1, 2006. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the consolidated financial statements based upon their fair values.  Share-based compensation charges for stock options are recorded under SFAS 123R over the vesting period of the underlying stock options. During the three months ended September 30, 2006, we recorded share-based compensation charges of $26,000 under SFAS 123R. This amount may increase in subsequent periods if additional stock options are granted.  In anticipation of implementing SFAS 123R, we elected to accelerate the vesting of all unvested stock options held by our employees as of June 30, 2006. As a result of the accelerated vesting, options to purchase 672,323 shares of Common Stock may be exercised currently.  A non-recurring non-cash charge of $2,463,000 was recorded in fiscal year 2006 due to the accelerated vesting of options to purchase Common Stock.

In addition, the Internal Revenue Service, or IRS, began implementing a new interpretation of section 409A of the Internal Revenue Code effective January 1, 2005. Section 409A affects the accounting of certain deferred compensation arrangements, including stock options. Section 409A requires the withholding of taxes from employees as vesting occurs on options that are issued below fair market value, or FMV. The default position of the IRS is that for a publicly traded company, its trading value is its FMV. In the past, we issued stock options at what we believe was FMV, however these prices at times varied from the trading value on the Over the Counter Bulletin Board due to the highly volatile nature of the stock price.

Accordingly, we have taken a deferred compensation charge on our books, but have not withheld taxes from our employees as their options vest. The IRS has issued guidelines that allow for a company to show that if its stock is not readily tradable, FMV may be determined through other approved methods, rather than trading value. We filed a private letter ruling request with the IRS on the matter of whether or not our stock is readily tradable, but the IRS elected not to respond to the request pending the issuance of final rules regarding the application of section 409A. An adverse opinion from the IRS on the private letter ruling, or the issuance of unfavorable final rules, may impact our reported financial results and may impact the way we compensate employees, which in turn could impact our ability to retain competent staff. Even if the IRS rules favorably, we would still be required to support the Company’s position that its options were issued at FMV and, therefore, are excluded from section 409A coverage. If we are unable to sustain this case, there may be similar repercussions as if we had lost the ruling in the first place.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has not yet determined the impact that the adoption of FIN 48 will have on its reported financial results. Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains some “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and information relating to us that are based on the beliefs of our management, as well as assumptions made by and the information currently available to our management. When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements, including those risks discussed in this prospectus.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except for special circumstances in which a duty to update arises when prior disclosure becomes materially misleading in light of subsequent circumstances, we do not intend to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Common Stock by the selling stockholders. All of the net proceeds from the offer and sale of our Common Stock will go to the selling stockholders. We will receive the proceeds from the exercise of the Common Stock warrants by the selling stockholders, if any are exercised. The Common Stock warrants entitle the selling stockholders to purchase shares of our Common Stock at a price ranging from $0.15 to $18.825 per share.

SELLING STOCKHOLDERS

The following is a summary of the transactions by which the selling stockholders acquired the securities being registered by this Registration Statement and gives effect to the December 12, 2005 1-for-150 reverse split of all outstanding shares of our Common Stock.

In connection with our August 2005 Common Stock private placement, we issued an aggregate of 1,375,000 shares of our Common Stock and warrants to purchase 43,525 shares of Common Stock. Pursuant to the provisions of our Amended and Restated Certificate of Incorporation, all outstanding shares of our Series D Preferred Stock automatically convert to shares of the Common Stock upon authorization of such conversion by the holders of at least a majority of the outstanding shares of Series D Preferred Stock. In connection with the August 2005 Common Stock private placement, the majority of the outstanding shares of Series D Preferred Stock determined that it was in our best interest and the best interest of our stockholders to convert all of the outstanding shares of Series D Preferred Stock into shares of our Common Stock, on a one-for-one basis. As a result, on August 11, 2005, an aggregate of 4,326,774 shares of Series D Preferred stock were converted into 4,326,774 shares of Common Stock, and 12,680 shares of Common Stock were issued in lieu of paying cash dividends on Series D Preferred Stock for the period from July 1, 2005 to August 11, 2005.

In addition, this Registration Statement is registering an additional 3,680,275 shares of our Common Stock that were previously registered under a Registration Statement on Form S-2 (Registration No. 333-110501) and 2,069,246 shares of our Common Stock that were previously registered under a Registration Statement on Form S-2 (Registration No. 333-121291).

The following table sets forth the aggregate number of shares of Common Stock beneficially owned by the selling stockholders as of October 1, 2006, after giving effect to the Private Placement, conversion of the Series D Preferred Stock, the December 12, 2005 1-for-150 reverse split of all outstanding shares of our Common Stock and the percentage of all shares of Common Stock held by such selling stockholders prior to and after giving effect to the offering based on 6,262,844 shares of Common Stock outstanding as of October 1, 2006. Except as described in this prospectus, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years. We considered the following factors and made the following assumptions regarding the table:

•
beneficial ownership is determined under Section 13(d) of the Securities Exchange Act of 1934 (Exchange Act) and generally includes voting or investment power with respect to securities and including any securities that grant the selling stockholder the right to acquire Common Stock within 60 days of October 10, 2006; and

•	the selling stockholders may sell all of the securities offered by this prospectus under certain circumstances.

Notwithstanding these assumptions, the selling stockholders may sell less than all of the shares listed on the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares of Common Stock that the selling stockholders will sell under this prospectus.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment control with respect to all shares of our Common Stock shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned Prior to Offering (1)		Number of Shares of Common Stock Being Offered (2)	Shares of Common Stock to be Beneficially Owned After Offering (1)(3)
Name of Selling Stockholder (4)	Number	Percentage	Number	Number	Percentage
Edison Venture Fund V, L.P. (5)	3,486,260	49.55%	3,486,260		-
Cross Atlantic Technology Fund II, L.P. (6)	1,162,086	17.82%	1,162,086		-
Scorpion Nominees (BVI) Limited (7)	518,316	8.27%	518,316		-
Creafund, N.V. (8)	215,699	3.44%	215,699		-
Productive Nominees Limited (9)	142,999	2.28%	142,999		-

	Shares of Common Stock Beneficially Owned Prior to Offering (1)		Number of Shares of Common Stock Being Offered (2)	Shares of Common Stock to be Beneficially Owned After Offering (1)(3)
Name of Selling Stockholder (4)	Number	Percentage	Number	Number	Percentage
Pictet Private Equity Investors SA (10)	135,851	2.17%	135,851		-
Levi, David (11)	112,894	1.80%	105,630	7,264	**
Avvision BVBA (12)	112,653	1.80%	112,653		-
Alexandre, James L. (13)	106,388	1.70%	106,388		-
Sears Properties Limited (14)	91,666	1.46%	91,666		-
UBS Financial Services Inc. as IRA Custodian for Jonathan M. N. Binder (15)	67,249	1.07%	67,249		-
Van Cutsem, Hugh Bernard Edward (16)	62,929	1.00%	62,929		-
Ridgecrest Capital Partners (17)	62,223	**	62,223		-
NCL (Nominees) Limited a/c SWIM (18)	59,375	**	59,375		-
de Carvalho, M. R. (19)	52,083	**	52,083		-
Xanthus Limited (20)	52,083	**	52,083		-
Albayrak, Yildiray (21)	43,765	**	4,786	38,979	**
JT Hoagland LLC (22)	41,640	**	41,640		-
Fitel Nominees Limited #CO52452 (23)	38,541	**	38,541		-
Nash, Alan (24)	37,681	**	37,681		-
Fitzwilliams, Duncan John Lloyd (25)	28,922	**	28,922		-
Intercontinental Services Ltd. (26)	27,091	**	27,091		-
Hamill, William H. B. (27)	25,551	**	25,551		-
Anglo Irish Bank (Suisse) SA (28)	20,833	**	20,833		-
Lazard Capital Markets (29)	20,833	**	20,833		-
Nash, John (30)	20,833	**	20,833		-
Westminster Associates Ltd. (31)	20,833	**	20,833		-
Agarwal, Mukesh Kumar (32)	20,600	**	20,600		-
Turban, Scott D. (33)	18,828	**	18,828		-
Kleinwort Benson (Guernsey) Trustees Limited as the Trustee of the Moncreiffe Trust (34)	18,750	**	18,750		-
Burnbrae Ltd. (35)	18,149	**	18,149		-
Stoddart, Michael Craig (36)	15,625	**	15,625		-
Seymour-Williams, Diane (37)	15,000	**	15,000		-
Joshua M. Rafner and Angela D. Rafner 2000 Trust (38)	14,314	**	14,314		-
Mufson Howe Hunter & Co. (39)	13,750	**	13,750		-
Hollingworth, N (40)	12,638	**	12,638		-
Willbro Nominees Limited (41)	11,466	**	11,466		-
Pershing Keen Nominees Limited A/C PUCLT (42)	11,458	**	11,458		-
Backhouse, David Miles (43)	10,416	**	10,416		-
Kestrel Services Ltd. (44)	10,416	**	10,416		-
Mahony, Terence F. (45)	10,416	**	10,416		-
Trianon Antiques SA (46)	10,416	**	10,416		-
Woolstencroft, J. T. (47)	10,416	**	10,416		-
Loveday, M. A. (48)	9,375	**	9,375		-
Van Cutsem, Emilie Elise (49)	9,269	**	9,269		-
Narlis, Nicholas (50)	8,424	**	2,209	6,215	**
Fishman, Andrew Daniel (51)	8,333	**	8,333		-
Greenwood Nominees Limited (52)	8,333	**	8,333		-
Meade, Sherri L. (53)	7,392	**	7,392		-
Diathermi Investment Ltd. (54)	5,980	**	5,980		-
de C. Hamilton, Francis (55)	5,208	**	5,208		-

	Shares of Common Stock Beneficially Owned Prior to Offering (1)		Number of Shares of Common Stock Being Offered (2)	Shares of Common Stock to be Beneficially Owned
Name of Selling Stockholder (4)	Number	Percentage	Number	Number	Percentage
Lonworld UK Limited (56)	5,208	**	5,208		-
Lemmermann, Juergen C.H. (57)	5,106	**	2,266	2,840	**
Silicon Valley Bank (58)	5,000	**	5,000		-
Nortrust Nominees Ltd. (59)	4,791	**	4,791		-
Beery, James R. (60)	4,166	**	4,166		-
Siegel, Donald H. (61)	4,003	**	4,003		-
BVBA Com2Wizards (62)	3,420	**	3,420		-
Castle Creek Technology Partners LLC (66)	3,223		3,223		-
Fitel Nominees Limited #CO53599 (64)	3,125	**	3,125		-
Eurl Val D'Auso (65)	3,100	**	3,100		-
Ettinger, Michael (66)	2,868	**	2,868		-
Schwartz, Elliot S. (67)	2,868	**	2,868		-
InRoad (68)	2,500	**	2,500		-
Kenneth M. Finkel and Jane E. Delzer Revocable Trust (69)	2,393	**	2,393		-
Deneweth, Wim (70)	2,306	**	2,306		-
Eigner, Saeb & Fariba (71)	2,083	**	2,083		-
Tropiano, Raymond (72)	1,902		1,902		-
Oracle Management (73)	1,860	**	1,860		-
Smith, Emma (74)	1,000	**	1,000		-
Olivola, Mark (75)	532	**	532		-
Frankel, Barry (76)	266	**	266		-

**Less than one percent.
______________________________
(1)
The number of shares outstanding does not include an aggregate of 56,654 shares of Common Stock issued as of October 1, 2006 to beneficial owners that could be issued upon exercise of options issued under our stock option plan, and 1,161,706 shares of Common Stock underlying warrants issued as of October 1, 2006 which are currently exercisable, but for each particular selling stockholder, it does include that number of underlying options and warrants which are currently exercisable or become exercisable within 60 days of October 10, 2006.

(2)
The number of shares of Common Stock being offered (7,213,836 shares of Common Stock) reflects sales by certain of the selling stockholders between November 7, 2005 (the date of effectiveness of the Registration Statement on Form S-2 (Registration No. 333-128690) and the date of this prospectus.

(3)
The selling stockholders may offer and sell all or a part of the Common Stock pursuant to this prospectus, but no estimates can be made as to the amount of shares of Common Stock that will be held by the selling stockholders after the completion of this offering.

(4)	Based on the information received by the Company from each known holder of the securities, except as disclosed below, no Selling Stockholder is an affiliate of any registered broker-dealer.

(5)
Includes 464,028 shares purchased in our August 2005 Common Stock private placement, 2,165,675 shares converted from Series D Preferred Stock into Common Stock, 83,740 shares issued as quarterly dividends on the Series D Preferred Stock, and 772,817 shares issuable upon the exercise of Common Stock warrants. Collectively, Joseph A. Allegra, Ross Martinson, John Martinson, Bruce Luehrs and Gary Golding have voting and investment control over the shares of Common Stock held by Edison Venture Fund V, L.P., but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Joseph A. Allegra has served on our Board of Directors since June 2003. Ross Martinson served on our Board of Directors from June 2003 to July 2006.

(6)
Includes 154,676 shares purchased in our August 2005 Common Stock private placement, 721,891 shares converted from Series D Preferred Stock into Common Stock, 27,913 shares issued as quarterly dividends on the Series D Preferred Stock, and 257,606 shares issuable upon the exercise of Common Stock warrants. Collectively, Donald R. Caldwell, President and Chief Executive Officer, Fred Tecce, Vice President, Richard M. Fox, Vice President, and Gerry McCrory, Vice President, have voting and investment control over the shares of Common Stock held by Cross Atlantic Technology Fund II, L.P., but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Donald R. Caldwell has served on our Board of Directors since December 2004.

(7)
Includes 494,268 shares converted from Series D Preferred Stock into Common Stock, 17,623 shares issued as quarterly dividends on the Series D Preferred Stock, and 6,425 shares issuable upon the exercise of Common Stock warrants. Collectively, John O’Kelly-Lynch, President and Director and Willam Spencer, Vice President and Director, have voting and investment control over the shares of Common Stock held by Scorpion Nominees (BVI) Limited, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(8)
Includes 207,320 shares converted from Series D Preferred Stock into Common Stock, and 8,379 shares issued as quarterly dividends on the Series D Preferred Stock. Any two of Gino Schepens, Johan Heirbrandt and Herman Wielfaert have voting and investment control over the shares of Common Stock held by Creafund Management NV, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(9)
Includes 20,833 shares purchased in our August 2005 Common Stock private placement, 117,994 shares converted from Series D Preferred Stock into Common Stock, 3,906 shares issued as quarterly dividends on the Series D Preferred Stock, and 266 shares issuable upon the exercise of Common Stock warrants. Katherine Sarah Foster-Brown has voting and investment control over the shares of Common Stock held by Productive Nominees Limited, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(10)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, includes 129,580 shares converted from Series D Preferred Stock into Common Stock, 4,486 shares issued as quarterly dividends on the Series D Preferred Stock, and 1,785 shares issuable upon the exercise of Common Stock warrants. Carsten Beyer has voting and investment control over the shares of Common Stock held by Pictet Private Equity Investors SA, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(11)
Includes 99,987 shares converted from Series D Preferred Stock into Common Stock, 3,803 shares issued as quarterly dividends on the Series D Preferred Stock, 1,840 shares issuable upon the exercise of Common Stock warrants, 6,944 shares of Common Stock issuable upon the exercise of Common Stock options issued under our stock option plans, and 320 shares of Common Stock personally held. David Levi has served on our Board of Directors since January 1998.

(12)
Includes 108,277 shares converted from Series D Preferred Stock into Common Stock, and 4,376 shares issued as quarterly dividends on the Series D Preferred Stock. Pascal Persyn has voting and investment control over the shares of Common Stock held by Avvision BVBA, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(13)
Includes 104,166 shares purchased in our August 2005 Common Stock private placement, and 2,222 shares of Common Stock issuable upon the exercise of Common Stock options issued under our stock option plans. James L. Alexandre has served on our Board of Directors since August 2005.

(14)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, represents 91,666 shares purchased in our August 2005 Common Stock private placement. Two groups of persons, collectively comprised of Russell S. Homer, Mitchell B. Tulloch, Jeffrey N. Speller, Susanne M. Hogetoorn, Kathrine G. Stewart, Ebby L. Cudlipp, Brigette S. G. Homer, Elizabeth N. Binet, Oliver E. Donagher and Lisa Miller, have voting and investment control over the shares of Common Stock held by Sears Properties Limited, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Russell S. Homer, Mitchell B. Tulloch, Jeffrey N. Speller, Susanne M. Hogetoorn, Kathrine G. Stewart, Ebby L. Cudlipp and Brigette S. G. Homer are in Group A. Elizabeth N. Binet, Oliver E. Donagher and Lisa Miller are in Group B. Any two persons in Group A have voting and investment control. In addition, any person in Group A in conjunction with any person in Group B have voting and investment control.

(15)
The selling stockholder is an affiliate of a registered broker-dealer, but such broker-dealer is not participating in this offering in any manner. Please see "Plan of Distribution" for required disclosure regarding these selling stockholders. Includes 26,666 shares purchased in our August 2005 Common Stock private placement, 38,663 shares converted from Series D Preferred Stock into Common Stock, 1,407 shares issued as quarterly dividends on the Series D Preferred Stock, and 513 shares of Common Stock personally held. Jonathan M. N. Binder is the beneficial owner of the shares of Common Stock held by UBS Financial Services Inc. as IRA Custodian for Jonathan M. N. Binder, and he has voting and investment control over such shares.

(16)
Includes 57,862 shares converted from Series D Preferred Stock into Common Stock, 2,236 shares issued as quarterly dividends on the Series D Preferred Stock, and 2,831 shares issuable upon the exercise of Common Stock warrants.

(17)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, represents 62,223 shares issuable upon the exercise of Common Stock warrants. Joshua M. Rafner, Managing Director, has voting and investment control over the shares of Common Stock held by Ridgecrest Capital Partners, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(18)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, represents 59,375 shares purchased in our August 2005 Common Stock private placement. Collectively, Markham C. Brookes, Gordon R. D. Alexander, David R. Barber, Richard A. Bourne, Eric J. Boyle, Nicholas W. Dennis, Karen E. Barrow, Anthony Orme, Melvyn G. Wells, Susan M. Dignum, Peter L. Fernandes, Anthony B. Fisher, Michael C. Head, Anthony G. Hellman, Roy Hodges, David H. Hunter, Charles O. Motley, Clement R. Noel, Rex M. Thornborough, John R. Wake, Kathryn M. Edwards, Roger M. Berkeley, Claire F. Gordon, David A. Landes, Peter J. Mockford, Simon O. H Warren, J. Alexander, W. Ansell, J. T. Boadle, R. D. Boycott, A. R. Champion, D. M. Cobb, W. B. de Cussans, A. J. Dore, M. P. Fosberry, W. A. Fullerton-Batten, B. M. Getley, E. C. Horler, C. H. Lavington, C. R. Lynas, S. J. Mabey, H. M. Parker, G. D. Pearce and M. J. Rose (all of whom are Directors); Richard F. Vallance (Company Secretary); and Christopher C. Lyttelton (Chairman) have voting and investment control over the shares of Common Stock held by NCL (Nominees) Limited a/c SWIM, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Any two persons listed, at least one of whom must be a Director or Company Secretary, have voting and investment control.

(19)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, represents 52,083 shares purchased in our August 2005 Common Stock private placement.

(20)
Represents 52,083 shares purchased in our August 2005 Common Stock private placement. Any two of Michael J. Brown, Rudiger M. Falla, Leslie Hilton and Geoffrey R. Le Page have voting and investment control over the shares of Common Stock held by Xanthus Limited, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Any two persons are required to approve investment policy. Thereafter, any one person is authorized to purchase and sell investments.

(21)
Includes 4,600 shares converted from Series D Preferred Stock into Common Stock, 186 shares issued as quarterly dividends on the Series D Preferred Stock, 38,933 shares of Common Stock issuable upon the exercise of Common Stock options issued under our stock option plans, and 46 shares of Common Stock personally held.

(22)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, includes 39,127 shares converted from Series D Preferred Stock into Common Stock, 1,579 shares issued as quarterly dividends on the Series D Preferred Stock, and 934 shares issuable upon the exercise of Common Stock warrants. John T. Hoagland has voting and investment control over the shares of Common Stock held by J. T. Hoagland LLC, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(23)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, represents 38,541 shares purchased in our August 2005 Common Stock private placement. Collectively, Nadhmi Auchi, Nasir Abid and Guy Glesener have voting and investment control over the shares of Common Stock held by Fitel Nominees Limited a/c CO52452, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(24)
Includes 20,833 shares purchased in our August 2005 Common Stock private placement, 2,388 shares converted from Series D Preferred Stock into Common Stock, 72 shares issued as quarterly dividends on the Series D Preferred Stock, and 14,388 shares issuable upon the exercise of Common Stock warrants.

(25)
Includes 5,208 shares purchased in our August 2005 Common Stock private placement, 9,055 shares converted from Series D Preferred Stock into Common Stock, 271 shares issued as quarterly dividends on the Series D Preferred Stock, and 14,388 shares issuable upon the exercise of Common Stock warrants.

(26)
Includes 15,625 shares purchased in our August 2005 Common Stock private placement, 11,133 shares converted from Series D Preferred Stock into Common Stock, and 333 shares issued as quarterly dividends on the Series D Preferred Stock. Collectively, Colin Vibert and Iain Moodie have voting and investment control over the shares of Common Stock held by Intercontinental Services Ltd., but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(27)
Includes 5,000 shares purchased in our August 2005 Common Stock private placement, 19,319 shares converted from Series D Preferred Stock into Common Stock, 779 shares issued as quarterly dividends on the Series D Preferred Stock, and 453 shares issuable upon the exercise of Common Stock warrants.

(28)
Represents 20,833 shares purchased in our August 2005 Common Stock private placement. Collectively, Neville L. A. Cook, Tom Browne, Yves Burrus, Sean Fitzpatrick, Jean-Pierre Jacquemoud, Maurice de Preux, Maurice Turrettini (the members of the Board of Directors), Eliane Aubertinaz, Jean-Denis Braillard, Jean-Francois Broquet, Olivier Burrus, Simon R. Cole, Iain K. Cornes, Frédéric de Poix, Alexander Dimanow, Charles Dubuis, Christopher Felder, Markus Gn’dinger, Declan McAdams, Stephen Rufino (the authorized signatories), Marie-Carmen Billegas, Christian Dustour, Edwige De Meo, Hugo Genoud, Muriel Gualzata-Aeby, Gabriel Kurland, Roger Landucci, Philippe Moser, Olivia Richardone, Anne-Valérie, Robert Seiler, and Thierry Weber (the signatories holding a joint power of attorney) have voting and investment control over the shares of Common Stock held by Anglo Irish Bank (Suisse) SA, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Any two persons have voting and investment control, except that holders of a joint power of attorney may not sign jointly among themselves.

(29)
The selling stockholder is a registered broker-dealer, but such broker-dealer is not participating in this offering in any manner. Please see "Plan of Distribution" for required disclosure regarding these selling stockholders. The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, represents 20,833 purchased in our August 2005 Common Stock private placement. Kun Deng has voting and investment control over the shares of Common Stock held by Lazard Capital Markets, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(30)	Represents 20,833 shares purchased in our August 2005 Common Stock private placement.

(31)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, represents 20,833 shares purchased in our August 2005 Common Stock private placement. Z. B. Galka has voting and investment control over the shares of Common Stock held by Westminster Associates Ltd, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(32)
Includes 4,073 shares purchased in our August 2005 Common Stock private placement, 14,980 shares converted from Series D Preferred Stock into Common Stock, 605 shares issued as quarterly dividends on the Series D Preferred Stock, and 942 shares issuable upon the exercise of Common Stock warrants.

(33)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, includes 18,402 shares converted from Series D Preferred Stock into Common Stock, and 426 shares issued as quarterly dividends on the Series D Preferred Stock.

(34)
Represents 18,750 shares purchased in our August 2005 Common Stock private placement. Collectively, Paul D. Gaudion, James M. Gilligan, Stephen J. Grainger, Ian M. Hancock, David E. Hearse, Tina A. Kerrigan, Patrick M. V. Le Gallez, Paul S. Le Poidevin, Nigel T. Massey, Peter D. Mills, Linda R. Monaghan, Tina D. Pasquire, Trevor A. Pinchemain, Nigel C. Robins, Jane Smith, Mark Symons and John D. Turian (collectively comprise Panel A), Rachel L. Bougourd, Samantha M. Brehaut, Gail L. Clark, Nicola L. Coquelin, Kristan L. Martin, Anna J. Parmar, Ashley M. Senner and Karen M. Tostevin (collectively comprise Panel B), Andrew T. Bailey, Lisette Y. R. Benest, Tina D. Browning, Jane A. Clarke, Louise M. Coulson, Karyn M. Cross, Jennifer M. Elliott, Marion R. Gethin-Jones, Rebecca A. Honey, Sarah E. M. Hoyte, Stephanie A. Jehan, Emma Jones, Natalie J. Lacey, Elaine A. Mahy, Andrew G. Ogier, Andrea L. Robert, Isabelle D. F. Seymour, Janet A. Unitt and Sean A. Walsh (collectively comprise Panel C) have voting and investment control over the shares of Common Stock held by Kleinwort Benson (Guernsey) Trustees Limited as the Trustee of the Moncreiffe Trust, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Two signatures are required for amounts up to currency equivalents of ₤10,000, with a minimum of one signature from Panel B; two signatures are required for amounts over currency equivalents of ₤10,000 and up to ₤500,000, with a minimum of one signature from Panel A; two Panel A signatures are required for amounts over currency equivalents of ₤500,000 and up to ₤22,500,000; three Panel A signatures are required for amounts over currency equivalents of ₤22,500,000, with at least one signature being that of either Stephen J. Grainger, David E. Hearse, Peter D. Mills, Paul S. le Poidevin or Nigel C. Robins.

(35)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, includes 17,253 shares converted from Series D Preferred Stock into Common Stock, 697 shares issued as quarterly dividends on the Series D Preferred Stock, and 199 shares issuable upon the exercise of Common Stock warrants. Collectively, Denham Hervey Newall Eke, Andrew Brian Byers and James Mellon have voting and investment control over the shares of Common Stock held by Burnbrae Limited, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(36)	Represents 15,625 shares purchased in our August 2005 Common Stock private placement.

(37)
The selling stockholder has not responded to our request for information. This is the most recent information provided to our Company. Represents 15,000 shares purchased in our August 2005 Common Stock private placement.

(38)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, includes 2,848 shares purchased in our August 2005 Common Stock private placement, 11,133 shares converted from Series D Preferred Stock into Common Stock, and 333 shares issued as quarterly dividends on the Series D Preferred Stock. Joshua Rafner and Angela Rafner have voting and investment control over the shares of Common Stock held by the Joshua M. Rafner and Angela D. Rafner 2000 Trust, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(39)
Represents 13,750 shares issuable upon the exercise of Common Stock warrants. The selling stockholder is a registered broker-dealer, but such broker-dealer is not participating in this offering in any manner. Please see "Plan of Distribution" for required disclosure regarding the selling stockholder. Michael J. Mufson, Michael J. Howe and James T. Hunter have voting and investment control over the warrants held by Mufson Howe Hunter & Co., but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Any two persons have voting and investment control.

(40)
Represents 10,416 shares purchased in our August 2005 Common Stock private placement and 2,222 shares of Common Stock issuable upon the exercise of Common Stock options issued under our stock option plans.

(41)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, includes 11,133 shares converted from Series D Preferred Stock into Common Stock, and 333 shares issued as quarterly dividends on the Series D Preferred Stock. Neil McLoughlin has voting and investment control over the shares of Common Stock held by Willbro Nominees Limited, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(42)
Represents 11,458 shares purchased in our August 2005 Common Stock private placement. Henryk Tomaszewski has voting and investment control over the shares of Common Stock held by Pershing Keen Nominees Limited a/c PUCLT, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Mr. Tomaszewski is an affiliate of a registered stockbroker.

(43)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, represents 10,416 shares purchased in our August 2005 Common Stock private placement.

(44)
Represents 10,416 shares purchased in our August 2005 Common Stock private placement. Collectively, Andrew N. Johnson, Cynthia Corliss and Richard Klumpp have voting and investment control over the shares of Common Stock held by Kestrel Services Ltd, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(45)	Represents 10,416 shares purchased in our August 2005 Common Stock private placement.

(46)
Represents 10,416 shares purchased in our August 2005 Common Stock private placement. Andrew Mann has voting and investment control over the shares of Common Stock held by Trianon Antiques SA, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(47)	Represents 10,416 shares purchased in our August 2005 Common Stock private placement.

(48)	Represents 9,375 shares purchased in our August 2005 Common Stock private placement.

(49)	Includes 9,000 shares converted from Series D Preferred Stock into Common Stock, and 269 shares issued as quarterly dividends on the Series D Preferred Stock.

(50)
The selling stockholder has not responded to our request for information. This is the most recent information provided to our Company. Includes 2,127 shares converted from Series D Preferred Stock into Common Stock, 82 shares issued as quarterly dividends on the Series D Preferred Stock, and 6,215 shares of Common Stock personally held. Mr. Narlis previously served as our Senior Vice President, Chief Financial Officer and Secretary from April 1998 to December 2003; as our Vice President and Chief Accounting Officer from March 1997 to April 1998; and as our Controller and Chief Accounting Officer from March 1996 to March 1997.

(51)	Represents 8,333 shares purchased in our August 2005 Common Stock private placement.

(52)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, the selling stockholder is an affiliate of a registered broker-dealer, but such broker-dealer is not participating in this offering in any manner. Please see "Plan of distribution" for required disclosure regarding these selling stockholders. Represents 8,333 purchased in our August 2005 Common Stock private placement. Christopher Palmer-Tomkinson has voting and investment control over the shares of Common Stock held by Greenwood Nominees Limited, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(53)
Includes 2,300 shares converted from Series D Preferred Stock into Common Stock, 93 shares issued as quarterly dividends on the Series D Preferred Stock, 3,666 shares of Common Stock issuable upon the exercise of Common Stock options issued under our stock option plans, and 1,333 shares of Common Stock personally held.

(54)
Includes 5,751 shares converted from Series D Preferred Stock into Common Stock, 163 shares issued as quarterly dividends on the Series D Preferred Stock, and 66 shares issuable upon the exercise of Common Stock warrants. Roderick Forrest and Donald Marwick, Directors, have voting and investment control over the shares of Common Stock held by Diathermi Investment Ltd, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(55)	Represents 5,208 shares purchased in our August 2005 Common Stock private placement.

(56)
Represents 5,208 shares purchased in our August 2005 Common Stock private placement. Collectively, Saeb Eigner and Abdul Mohamed have voting and investment control over the shares of Common Stock held by Lonworld UK Limited, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(57)
Includes 2,039 shares converted from Series D Preferred Stock into Common Stock, 82 shares issued as quarterly dividends on the Series D Preferred Stock, 145 shares issuable upon the exercise of Common Stock warrants, 2,667 shares of Common Stock issuable upon the exercise of Common Stock options issued under our stock option plans, and 173 shares of Common Stock personally held.

(58)
Represents 5,000 shares issuable upon the exercise of Common Stock warrants. Collectively, Paulette M. Mehas, Treasurer, Donal D. Delany, Corporate Controller, and Jack Jenkins-Stark, Chief Financial Officer, have voting and investment control over the shares of Common Stock held by Silicon Valley Bank, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(59)
Represents 4,791 shares purchased in our August 2005 Common Stock private placement. Collectively, E. H. Bonham Carter, J. H. D. Carey, M. F. Heathcoat Amory, P. K. C. Gibbs, R. T. Hogg, A. Nutt, C. Chisholm, J. C. Stevenson, A. J. Creedy, N. Hadkiss, J. Gray, A. R. S. Thomas, r. G. Forbes, P. Scanlan, S. Chalmers, A. King, C. Johnson, G. Ludden, P. Moore, J. Petkovic, K. W. Crawford, V. Shah, D. Docherty, K. M. Lillis and R. Wild have voting and investment control over the shares of Common Stock held by Nortrust Nominees Ltd, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(60)	Represents 4,166 shares purchased in our August 2005 Common Stock private placement.

(61)
Includes 3,766 shares converted from Series D Preferred Stock into Common Stock, 152 shares issued as quarterly dividends on the Series D Preferred Stock, and 85 shares issuable upon the exercise of Common Stock warrants.

(62)
Includes 3,325 shares converted from Series D Preferred Stock into Common Stock, and 95 shares issued as quarterly dividends on the Series D Preferred Stock. Jan Vermeesch has voting and investment control over the shares of Common Stock held by BVBA Com2Wizards, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(63)
A beneficial owner of the Castle Creek Technology Partners LLC has a beneficial ownership interest in a number of broker dealers, but none of these broker dealers are participating in this offering in any manner. As a result, Castle Creek Technology Partners LLC may be deemed to be an affiliate of a broker-dealer. Please see "Plan of Distribution" for required disclosure regarding these selling stockholders. Represents 3,223 shares of Common Stock remaining from shares converted from Series D Preferred Stock into Common Stock, and shares issued as quarterly dividends on the Series D Preferred Stock. As investment manager under a management agreement, Castle Creek Partners, LLC may exercise dispositive and voting power with respect to the shares owned by Castle Creek Technology Partners LLC. Castle Creek Partners, LLC disclaims beneficial ownership of such shares. Daniel Asher is the managing member of Castle Creek Partners, LLC. Mr. Asher disclaims beneficial ownership of such shares owned by Castle Creek Technology Partners LLC, except to the extent of any pecuniary interest therein.

(64)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, represents 3,125 shares purchased in our August 2005 Common Stock private placement. Tameem Auchi has voting and investment control over the shares of Common Stock held by Fitel Nominees Limited a/c CO53599, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(65)
Represents 3,100 shares of Common Stock remaining from shares converted from Series D Preferred Stock into Common Stock, and shares issued as quarterly dividends on the Series D Preferred Stock. Dominic Vlieghe has voting and investment control over the shares of Common Stock held by Eurl Val D'Auso, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(66)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, includes 2,702 shares converted from Series D Preferred Stock into Common Stock, 109 shares issued as quarterly dividends on the Series D Preferred Stock, and 57 shares issuable upon the exercise of Common Stock warrants.

(67)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, the selling stockholder is an affiliate of a registered broker-dealer, but such broker-dealer is not participating in this offering in any manner. Please see "Plan of Distribution" for required disclosure regarding these selling stockholders. Includes 2,702 shares converted from Series D Preferred Stock into Common Stock, 109 shares issued as quarterly dividends on the Series D Preferred Stock, and 57 shares issuable upon the exercise of Common Stock warrants.

(68)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, represents 2,500 shares issuable upon the exercise of Common Stock warrants. Allan H. Shepard, Chief Executive Officer, has voting and investment control over the shares of Common Stock held by InRoad, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(69)
Includes 2,300 shares converted from Series D Preferred Stock into Common Stock, and 93 shares issued as quarterly dividends on the Series D Preferred Stock. Kenneth M. Finkel and Jane E. Delzer have voting and investment control over the shares of Common Stock held by the Kenneth M. Finkel and Jane E. Delzer Revocable Trust, but disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(70)	Includes 2,217 shares converted from Series D Preferred Stock into Common Stock, and 89 shares issued as quarterly dividends on the Series D Preferred Stock.

(71)	Represents 2,083 shares purchased in our August 2005 Common Stock private placement.

(72)
Includes 1,675 shares of Common Stock remaining from shares converted from Series D Preferred Stock into Common Stock and shares issued as quarterly dividends on the Series D Preferred Stock, and 227 shares issuable upon the exercise of Common Stock warrants.

(73)
The selling stockholder has not responded to our request for information. Assuming no change in beneficial ownership, represents 1,860 shares issuable upon the exercise of Common Stock warrants. Collectively, Claes Ankarcrona, President and Director, Christer Christensson, Vice President and Director, Mark Saunders, Director, William Spencer, Treasurer and Director, and Sharon Ward, Secretary, have voting and investment control over the shares of Common Stock held by Oracle Management, but disclaim beneficial ownership of such shares, except to the extent of their respective pecuniary interest therein.

(74)	Represents 1,000 shares issuable upon the exercise of Common Stock warrants.

(75)
The selling stockholder has not responded to our request for information. This is the most recent information provided to our Company. Represents 532 shares issuable upon the exercise of Common Stock warrants.

(76)	Represents 266 shares issuable upon the exercise of Common Stock warrants.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock on behalf of the selling stockholders. Selling Stockholders include donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We are paying all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. Brokerage commissions, if any, attributable to the sale of shares will be borne by the selling stockholders.

Sales or dispositions of shares of Common Stock may be effected from time to time in transactions permitted by the Securities Act, including block transactions, on the Nasdaq Capital Market, OTC Bulletin Board or any other national securities exchange or quotation service listing or quoting the Common Stock at the time of sale, or in transactions other than on these exchanges or systems, or in the over the counter market, or in negotiated transactions, or a combination of these methods, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock. The selling stockholders may effect transactions by selling Common Stock directly to purchasers or to or through broker-dealers which may act as agents or principals. Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of Common Stock for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation paid to a particular broker-dealer might be in excess of customary commissions.

From time to time, the selling stockholders may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling stockholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares form time to time.

 The selling stockholders who are registered broker-dealers are deemed to be "underwriters" within the meaning of the Securities Act. In addition, selling stockholders who are affiliates of registered broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act if such selling stockholder (i) did not acquire the shares of common stock in the ordinary course of business or (ii) had any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such selling stockholders may be subject to certain additional regulations and statutory liabilities under the Securities Act and Exchange Act. To our knowledge and based upon information we received from the selling stockholders, (i) each selling stockholder that is a registered broker-dealer or affiliated with a registered broker-dealer acquired the shares of common stock in the ordinary course of business, (ii) such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock, and (iii) no such selling stockholder received any securities as underwriting compensation, except for the warrant to purchase an aggregate of 29,776 shares of our Common Stock issued to Nash Fitzwilliams Limited and its designees as compensation for acting as the placement agent in connection with the issuance of our Common Stock and the warrant to purchase an aggregate of 13,750 shares of our common stock issued to Mufson Howe Hunter & Company LLC. We are also not aware of any underwriting plan or agreement, underwriters' or dealers' compensation, or passive market making or stabilizing transactions involving the purchase or distribution of these securities.

The selling stockholders will be subject to prospectus delivery requirements under the Securities Act. In the event of a “distribution” of shares by a selling stockholder, such selling stockholder, any selling broker or dealer and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which would generally prohibit these persons from bidding for or purchasing any security that is the subject of the distribution until his or her participation in that distribution is completed. In addition, Regulation M generally prohibits any “stabilizing bid” or “stabilizing purchase” for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The rights evidenced by the shares of Common Stock registered hereunder are described below.

The total authorized capital stock of Voxware is 14,000,000 shares of stock of all classes. The authorized capital stock is divided into 12,00,000,000 shares of Common Stock, $0.001 par value per share, and 2,000,000 shares of preferred stock, $0.001 par value per share. As of October 1, 2006, there were issued and outstanding 6,262,844 shares of Common Stock, no shares of Series D Preferred Stock, options to purchase 1,171,794 shares of Common Stock and warrants to purchase 1,161,706 shares of Common Stock. In addition, on June 24, 2003, our stockholders approved the 2003 Stock Incentive Plan and on November 23, 2005, our stockholders approved the amendment to the 2003 Stock Incentive Plan increasing the shares of Common Stock reserved under the 2003 Stock Incentive Plan. An aggregate of 1,305,527 shares of our Common Stock has been reserved for issuance under our 2003 Stock Incentive Plan, an aggregate of 3,694 shares of our Common Stock has been reserved for issuance under our 1994 Stock Option Plan, which is closed to any new issues, and an aggregate of 900 shares of our Common Stock has been reserved for issuance under our 1998 Stock Option Plan for Non-Employees Directors.

Common Stock

We are registering shares of our Common Stock hereunder.

Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders. The holders of Common Stock do not have preemptive rights, sinking fund rights or rights to convert their Common Stock into other securities. We have no right to redeem the common shares. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of legally available funds. In the event of a liquidation, dissolution or winding up of Voxware, holders of the Common Stock have the right to a ratable portion of the assets remaining after payment of liabilities, subject to any superior claims of any shares of the then outstanding preferred stock. The rights of the holders of the Common Stock are subject to the rights of the then outstanding preferred stock. The Common Stock is listed on the NASDAQ Capital Market under the ticker symbol “VOXW.”

Registration Rights. On August 11, 2005, we entered into a Common Stock Purchase Agreement with certain accredited investors. The Common Stock Purchase Agreement obligates us to register the shares of Common Stock issued in connection with the Common Stock Purchase Agreement. Pursuant to the terms of the Common Stock Purchase Agreement, we agreed to file such Registration Statement on or prior to September 9, 2005. The Registration Statement must be effective no later than 90 days after September 9, 2005. In the event the Registration Statement is not effective, in each successive quarter, the Company shall pay an amount in shares of Common Stock equal to two percent (2%) of the aggregate number of shares purchased in the August 2005 private placement. As provided in the Common Stock Purchase Agreement, we did not incur a penalty for failing to file such Registration Statement on or prior to September 9, 2005. We must also keep this Registration Statement effective for a period ending the earlier of (i) the second anniversary of the final closing under the Common Stock Purchase Agreement or (ii) the date when all Common Stock covered by such Registration Statement has been sold.

Series D Preferred Stock

On August 11, 2005, the holders of a majority of our then outstanding Series D Preferred Stock agreed to convert all of the outstanding shares of Series D Preferred Stock into shares of Common Stock. As a result, on August 11, 2005 an aggregate of 649,016,089 (4,326,774 shares after giving effect to the December 12, 2005 1-for-150 reverse split of all outstanding shares of Common Stock) shares of Series D Preferred stock were converted into 650,918,093 (4,339,454 shares after giving effect to the December 12, 2005 1-for-150 reverse split of all outstanding shares of Common Stock) shares of Common Stock, after giving effect to 1,902,004 (12,680 shares after giving effect to the December 12, 2005 1-for-150 reverse split of all outstanding shares of Common Stock) shares of Common Stock issued in lieu of paying cash dividends on the Series D Preferred Stock for the period of July 1, 2005 through August 11, 2005. Further, the holders of a majority of our Series D Preferred Stock agreed to amend and restate all of the our outstanding warrants to purchase shares of Series D Preferred Stock into warrants to purchase shares of Common Stock.

Warrants

Upon completion of the August 2005 private placement, all outstanding warrants to purchase shares of Series D Preferred Stock were amended and restated to purchase shares of Common Stock. In each case, the outstanding warrants shall be exercisable for 1,045,862 shares of our common stock with a weighted average exercise price of $2.144 per share.

These warrants expire on various dates between 2006 and 2013. Each of these warrants includes a cashless exercise feature, and the holders are entitled to adjustments to the number of shares of common stock issuable upon exercise of the warrants in the event of subdivision or combination of our common stock or the payment of a stock dividend on our common stock.

At closing of the August 2005 private placement, we authorized the issuance to Nash Fitzwilliams Limited and its affiliates, our European placement agent, warrants to purchase up to 29,776 shares of Common Stock at a purchase price of $5.28 per share and to Mufson Howe Hunter & Company LLC, our financial advisor, warrants to purchase approximately 13,571 shares of Common Stock at a purchase price of $5.76 per share.

Investor Rights Agreement. On June 27, 2003, we entered into an investor rights agreement with the purchasers of the Series D Preferred Stock pursuant to the 2003 Series D Preferred Stock Purchase Agreement. The investor rights agreement obligates us to register the shares of Common Stock underlying the conversion of the Series D Preferred Stock. Pursuant to an amendment to the investor rights agreement, entered into as of April 30, 2004, by and among us and certain of the Purchasers, we agreed to use our best efforts to have such Registration Statement declared effective no later than June 30, 2004. We must also keep this Registration Statement effective for a period of two years from the expiration of a one-year lock-up period under which each of the investors agreed not to sell any shares of Common Stock issued upon the conversion of the Series D Preferred Stock for a period of one year from June 27, 2003.

Amended and Restated Investor Rights Agreement. On August 11, 2005, we entered into an amended and restated investor rights agreement with the purchasers of the Common Stock pursuant to the Common Stock Purchase Agreement. The amended and restated investor rights agreement obligates us to maintain the registration of the shares of Common Stock underlying the conversion of the Series D Preferred Stock, as required in the prior investor rights agreement, dated as of April 27, 2003 and as amended on April 30, 2004. In the event the Registration Statements registering such shares are no longer current or effective, we are obligated under the amended and restated investor rights agreement to file a Registration Statement and use commercially reasonable efforts to see that such Registration Statement is declared effective.

Provisions affecting a potential change in control. The Common Stock warrants permit the holders to elect to have their warrants remain outstanding after an acquisition of Voxware, and to have the acquirer assume all of our obligations to the holders. This could deter a potential acquirer from completing an acquisition of Voxware.

Among our obligations which an acquirer might be forced to assume which would act as a deterrent are:

•	the price adjustment provisions which could have an adverse effect on the market value of the acquirer’s outstanding securities; and

•	the obligation to register the re-sale of the Common Stock issuable upon conversion of the warrants which could result in the sale of a substantial number of shares in the market.

EXPERTS

The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The determination of the fair value of the guarantee made by certain of our stockholders in connection with our credit facility with Silicon Valley Bank incorporated by reference in this prospectus and elsewhere in the Registration Statement was made by Hempstead & Co., as indicated in their report with respect thereto, and is incorporated by reference in reliance upon the authority of said firm as valuation experts in giving such report.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Morgan, Lewis & Bockius LLP, Princeton, New Jersey.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Many of the filings we make with the SEC are also available to the public from the SEC’s Website at “http://www.sec.gov.” We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please send an e-mail to ir@voxware.com or contact Paul Commons, our Chief Financial Officer at Voxware, Inc., 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, Attention: Chief Financial Officer; (609) 514-4100. You can also read and copy all of our filings at the offices of the Nasdaq Stock Market LLC, 1735 K Street N.W., Washington, D.C. 20006. Our Common Stock is traded on the NASDAQ Capital Market under the symbol “VOXW.”

We maintain a Website at “http://www.voxware.com” (this is not a hyperlink, you must visit this website through an Internet browser). Our Website and the information contained therein or connected thereto are not incorporated into this Registration Statement.

We have filed with the SEC a Registration Statement (which contains this prospectus) on Form S-2, as amended by Post-Effective Amendment No. 1 to Form S-2 on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. Please refer to the Registration Statement and its exhibits and schedules for further information with respect to us and the common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the Registration Statement. You may read and obtain a copy of the Registration Statement and its exhibits and schedules from the SEC, as described in the preceding paragraph.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them (File No. 0-021403), which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents filed with the SEC below:

1.	Our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006, filed on September 28, 2006;

2.	Our Definitive Proxy Statement filed with the SEC on October 23, 2006;

3.	Our Current Reports on Form 8-K filed with the SEC on June 30, 2006 and July 12, 2006; and

4.
All documents we have filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of the documents.

You may request a copy of these filings, at no cost, by sending an e-mail to ir@voxware.com and requesting any one or more of such filings or by contacting Paul Commons, our Chief Financial Officer at the following address or telephone number: Voxware, Inc., 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, Attention: Chief Financial Officer; (609) 514-4100. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information contained in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby are as follows:

Amount
Amount
SEC Registration Fee	$6,383
Legal Expenses	$100,000
Accounting Expenses	$10,000
Printing Expenses	$1,000
Miscellaneous Expenses	$800

Total	$118,183

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Delaware corporations may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

Our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty to the maximum extent permitted by the DGCL. The DGCL does not permit liability to be eliminated (i) for any breach of a director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted in Section 145 of the DGCL, our Amended and Restated Certificate of Incorporation and our By-Laws provide that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-Laws also provide that we shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

We indemnify each of our directors and executive officers with the maximum indemnification allowed to directors and executive officers by the DGCL, subject to certain exceptions, as well as certain additional procedural protections. In addition, we will generally advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

The indemnification provisions in our Amended and Restated Certificate of Incorporation and By-Laws also permit indemnification for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Voxware pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We currently carry director and officer liability insurance in the amount of $5,000,000.

Item 16.	Exhibits

2.1	Asset Purchase Agreement, dated as of February 4, 1999, by and between Ascend Communications, Inc. and Voxware, Inc.**(1)

3.1(a)	Amended and Restated Certificate of Incorporation**(11)

3.1(b)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.**(12)

3.1(c)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation **(13)

3.1(d)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 29, 2004.**(25)

3.1(e)	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, as filed with the Secretary of State of the State of Delaware on November 28, 2005.**(22)

3.2	Amended and Restated Bylaws.**(11)

4.1	Stock Restriction and Registration Rights Agreement, dated April 4, 2000, by and among Voxware, Inc., Verbex Acquisition Corporation, InRoad, Inc. and Stratos Product Development LLC.**(3)
4.2	Form of Warrant issued to InRoad, Inc., dated April 4, 2000.**(3)

4.3	Warrant issued to Stratos Product Development, LLC, dated April 4, 2000.**(3)

4.4	Amendment to Warrants, dated as of July 7, 2003, by and among Voxware, Inc. and Stratos Product Development, LLC and InRoad, Inc.**(25)

4.5	Form of Common Stock Purchase Warrant.**(10)

4.6	Form of Common Stock Purchase Warrant issued to Ridgecrest Capital Partners.**(10)

4.7	Form of Series D Convertible Preferred Stock Purchase Warrant.**(10)

4.8	Form of Series D Convertible Preferred Stock Purchase Warrant to be issued to Edison Venture Fund V, L.P., dated December 30, 2003.**(12)

4.9	Form of Series D Convertible Preferred Stock Purchase Warrant to be issued to Cross Atlantic Technology Fund II, L.P., dated December 30, 2003.**(12)

4.10	Form of Common Stock Purchase Warrant issued to former holders of Series D Convertible Preferred Stock Purchase Warrants (see Exhibits 4.7, 4.8 and 4.9).**(25)

4.11	Form of Common Stock Purchase Warrant issued to Mufson Howe Hunter & Company LLC, dated August 11, 2005.**(25)

4.12	Form of Common Stock Purchase Warrant issued to Alan A. Nash, dated August 11, 2005.**(25)

4.13	Form of Common Stock Purchase Warrant issued to Duncan J. L. Fitzwilliams, dated August 11, 2005.**(25)

4.14	Form of Common Stock Purchase Warrant issued to Emma Smith, dated August 11, 2005.**(25)

5.1	Opinion of Morgan Lewis & Bockius, LLP **(27)

10.1	Voxware, Inc. 1994 Stock Option Plan.**(2)

10.2	Form of Voxware, Inc. Stock Option Agreement.**(2)

10.3	Form of Indemnification Agreement.**(2)

10.4	Securities Purchase Agreement, dated as of August 10, 2000, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC.**(4)

10.5	Registration Rights Agreement, dated as of August 15, 2000, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC.**(4)

10.6
Securities Purchase Agreement, dated as of April 19, 2001, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC, together with the form of Additional Share Warrant attached as an exhibit thereto.**(7)

10.7
Registration Rights Agreement, dated as of April 19, 2001, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC, together with the form of Remedy Warrant attached as an exhibit thereto.**(7)

10.8	Voxware, Inc. 1998 Stock Option Plan for Outside Directors.**(8)

10.9	Voxware, Inc. Plan to Pay Non-Employee Directors an Annual Retainer.**(8)

10.10	Series D Convertible Preferred Stock Purchase Agreement, dated as of April 16, 2003, by and among Voxware, Inc. and the Purchasers thereto.**(10)

10.11	Exchange Agreement, dated as of April 16, 2003, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC.**(10)

10.12	Exchange Agreement, dated as of April 16, 2003, by and among Voxware, Inc. and certain holders of its Series C Convertible Preferred Stock.**(10)

10.13	Exchange Agreement, dated as of April 16, 2003, by and among Voxware, Inc., Creafund n.v., Avvision BVBA, BVBA Com2Wizards, Eurl Val D Auso and Wim Deneweth.** (10)

10.14	Settlement Agreement, dated as of April 16, 2003, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC.**(10)

10.15	Investor Rights Agreement, dated as of June 27, 2003, by and between Voxware, Inc. and the Investors thereto.**(11)

10.16	Stockholders Agreement, dated as of June 27, 2003, by and between Voxware, Inc. and the Holders and Investors listed on Schedule 1 thereto.**(11)

10.17	Voxware, Inc. 2003 Stock Option Plan.**(11)

10.18	Form of Voxware, Inc. Stock Option Agreement.**(11)

10.19	Loan and Security Agreement, dated as of December 29, 2003, by and between Voxware, Inc. and Silicon Valley Bank.**(12)

10.20	Intellectual Property Security Agreement, dated as of December 29, 2003, by and between Voxware, Inc. and Silicon Valley Bank.**(12)

10.21	Unconditional Guaranty of Edison Venture Fund V, L.P., as guarantor, dated as of December 29, 2003.**(12)

10.22	Unconditional Guaranty of Cross Atlantic Technology Fund II, L.P., as guarantor, dated as of December 29, 2003.**(12)

10.23	Executive Employment Agreement, dated March 3, 2004, by and between Voxware, Inc. and Thomas J. Drury, Jr.**(12)

10.24	Indemnification Agreement, dated February 2004, by and between Voxware, Inc. and Thomas J. Drury, Jr.**(25)

10.25	Executive Employment Agreement, dated June 21, 2004, by and between Voxware, Inc. and Paul Commons**(12)

10.26	Indemnification Agreement, dated June 21, 2004, by and between Voxware, Inc. and Paul Commons.**(25)

10.27	First Loan Modification Agreement dated May 28, 2004, by and between Voxware, Inc. and Silicon Valley Bank**(12)

10.28	Waiver Letter, dated October 8, 2004, from Silicon Valley Bank to Voxware, Inc.**(12)

10.29	Second Loan Modification Agreement, dated December 8, 2004, between Voxware, Inc. and Silicon Valley Bank**(16)

10.30	Form of Common Stock Purchase Agreement, date as of August 11, 2005 by and between Voxware, Inc. and certain accredited investors.**(20)

10.31	Form of Amendment No. 2 to Stockholders Agreement, dated as of August 11, 2005 by and between Voxware, Inc. and certain accredited investors.**(20)

10.32	Form of Amended and Restated Investor Rights Agreement, dated as of August 11, 2005 by and between Voxware, Inc. and certain accredited investors.**(20)

10.33	Third Loan Modification Agreement, dated as of November 9, 2005, by and between Voxware, Inc. and Silicon Valley Bank.**(21)

10.34	Ratification of Guarantee of Cross Atlantic Technology Fund II, L.P.**(21)

10.35	Ratification of Guarantee of Edison Venture Fund V, L.P.**(21)

10.36	Fourth Loan Modification Agreement, dated as of January 20, 2006, by and between Voxware, Inc. and Silicon Valley Bank.**(23)

10.37	Loan and Security Agreement dated as of May 24, 2006 between Silicon Valley Bank and Voxware, Inc.**(24)

10.38	Fifth Loan Modification Agreement dated as of May 24, 2006 between Silicon Valley Bank and Voxware, Inc.**(24)

10.39	Amendment to Loan Arrangement with Voxware, Inc. dated as of May 24, 2006, from Edison Venture Fund V, L.P.**(24)

10.40	Amendment to Loan Arrangement with Voxware, Inc. dated as of May 24, 2006, from Cross Atlantic Technology Fund II, L.P.**(24)

10.41	Amendment to Loan Arrangement with Voxware, Inc. dated as of May 24, 2006, from Verbex Acquisition Corporation.**(24)

10.42	License, Development and Reseller Agreement, dated as of September 26, 2005, by and between Voxware, Inc. and LXE, Inc.**†(26)

21.1	Subsidiaries of Voxware, Inc.**(11)

23.1	Consent of BDO Seidman, LLP*

23.2	Consent of Hempstead & Co.*

23.3	Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1)** (27)

24.1	Power of Attorney (included on signature page)** (27)

99.1	Hempstead & Co. valuation report dated February 16, 2004.**(14)
______________________

*	Filed herewith.
**	Previously filed with the Commission as Exhibits to, and incorporated by reference from, the following documents:
†	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(1)	Filed in connection with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998.

(2)	Filed in connection with the Company’s Registration Statement on Form S-1 (File Number 33-08393).

(3)	Filed in connection with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

(4)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on August 16, 2000.

(5)	Filed in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

(6)	Filed in connection with the Company’s Registration Statement on Form S-2 (File Number 33-68646).

(7)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on April 20, 2001.

(8)	Filed in connection with the Company’s Registration Statement on Form S-8 (File Number 33-33342).

(9)	Filed in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

(10)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on April 17, 2003.

(11)	Filed in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

(12)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on January 6, 2004.

(13)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on May 7, 2004.

(14)	Filed in connection with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

(15)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on November 12, 2004.

(16)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on December 10, 2004.

(17)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on December 15, 2004.

(18)	Filed in connection with the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2004.

(19)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on February 9, 2005.

(20)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on August 11, 2005.

(21)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on November 9, 2005.

(22)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on November 29, 2005.

(23)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on January 24, 2006.

(24)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on May 24, 2006.

(25)	Filed in connection with the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005.

(26)	Filed in connection with the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2005.

(27)	Filed in connection with the Company's Registration Statement on Form S-2 (File Number 333-128690) that was filed on September 29, 2005.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that

(A)
paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement; and

(B)
paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (Registration No. 333-128690) on Form S-2 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on October 30, 2006.

VOXWARE, INC. (Registrant)

By:	/s/ Thomas J. Drury, Jr.
Thomas J. Drury, Jr.,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement (Registration No. 333-128690) on Form S-2 on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas J. Drury, Jr. Thomas J. Drury, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2006

/s/ Paul Commons Paul Commons	Chief Financial Officer (Principal Financial and Accounting Officer)	October 30, 2006

* James L. Alexandre	Director	October 30, 2006

* David B. Levi	Director	October 30, 2006

* Donald R. Caldwell	Director	October 30, 2006

* Joseph A. Allegra	Director	October 30, 2006

* Michael Janis	Director	October 30, 2006

By: /s/ Thomas J. Drury, Jr.		October 30, 2006
Thomas J. Drury, Jr. (Attorney-in-fact)

INDEX TO EXHIBITS

2.1	Asset Purchase Agreement, dated as of February 4, 1999, by and between Ascend Communications, Inc. and Voxware, Inc.**(1)

3.1(a)	Amended and Restated Certificate of Incorporation**(11)

3.1(b)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.**(12)

3.1(c)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation **(13)

3.1(d)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 29, 2004.**(25)

3.1(e)	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, as filed with the Secretary of State of the State of Delaware on November 28, 2005.**(22)

3.2	Amended and Restated Bylaws.**(11)

4.1	Stock Restriction and Registration Rights Agreement, dated April 4, 2000, by and among Voxware, Inc., Verbex Acquisition Corporation, InRoad, Inc. and Stratos Product Development LLC.**(3)

4.2	Form of Warrant issued to InRoad, Inc., dated April 4, 2000.**(3)

4.3	Warrant issued to Stratos Product Development, LLC, dated April 4, 2000.**(3)

4.4	Amendment to Warrants, dated as of July 7, 2003, by and among Voxware, Inc. and Stratos Product Development, LLC and InRoad, Inc.**(25)

4.5	Form of Common Stock Purchase Warrant.**(10)

4.6	Form of Common Stock Purchase Warrant issued to Ridgecrest Capital Partners.**(10)

4.7	Form of Series D Convertible Preferred Stock Purchase Warrant.**(10)

4.8	Form of Series D Convertible Preferred Stock Purchase Warrant to be issued to Edison Venture Fund V, L.P., dated December 30, 2003.**(12)

4.9	Form of Series D Convertible Preferred Stock Purchase Warrant to be issued to Cross Atlantic Technology Fund II, L.P., dated December 30, 2003.**(12)

4.10	Form of Common Stock Purchase Warrant issued to former holders of Series D Convertible Preferred Stock Purchase Warrants (see Exhibits 4.7, 4.8 and 4.9).**(25)

4.11	Form of Common Stock Purchase Warrant issued to Mufson Howe Hunter & Company LLC, dated August 11, 2005.**(25)

4.12	Form of Common Stock Purchase Warrant issued to Alan A. Nash, dated August 11, 2005.**(25)

4.13	Form of Common Stock Purchase Warrant issued to Duncan J. L. Fitzwilliams, dated August 11, 2005.**(25)

4.14	Form of Common Stock Purchase Warrant issued to Emma Smith, dated August 11, 2005.**(25)

5.1	Opinion of Morgan Lewis & Bockius, LLP ** (27)

10.1	Voxware, Inc. 1994 Stock Option Plan.**(2)

10.2	Form of Voxware, Inc. Stock Option Agreement.**(2)

10.3	Form of Indemnification Agreement.**(2)

10.4	Securities Purchase Agreement, dated as of August 10, 2000, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC.**(4)

10.5	Registration Rights Agreement, dated as of August 15, 2000, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC.**(4)

10.6
Securities Purchase Agreement, dated as of April 19, 2001, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC, together with the form of Additional Share Warrant attached as an exhibit thereto.**(7)

10.7
Registration Rights Agreement, dated as of April 19, 2001, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC, together with the form of Remedy Warrant attached as an exhibit thereto.**(7)

10.8	Voxware, Inc. 1998 Stock Option Plan for Outside Directors.**(8)

10.9	Voxware, Inc. Plan to Pay Non-Employee Directors an Annual Retainer.**(8)

10.10	Series D Convertible Preferred Stock Purchase Agreement, dated as of April 16, 2003, by and among Voxware, Inc. and the Purchasers thereto.**(10)

10.11	Exchange Agreement, dated as of April 16, 2003, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC.**(10)

10.12	Exchange Agreement, dated as of April 16, 2003, by and among Voxware, Inc. and certain holders of its Series C Convertible Preferred Stock.**(10)

10.13	Exchange Agreement, dated as of April 16, 2003, by and among Voxware, Inc., Creafund n.v., Avvision BVBA, BVBA Com2Wizards, Eurl Val D Auso and Wim Deneweth.** (10)

10.14	Settlement Agreement, dated as of April 16, 2003, by and between Voxware, Inc. and Castle Creek Technology Partners, LLC.**(10)

10.15	Investor Rights Agreement, dated as of June 27, 2003, by and between Voxware, Inc. and the Investors thereto.**(11)

10.16	Stockholders Agreement, dated as of June 27, 2003, by and between Voxware, Inc. and the Holders and Investors listed on Schedule 1 thereto.**(11)

10.17	Voxware, Inc. 2003 Stock Option Plan.**(11)

10.18	Form of Voxware, Inc. Stock Option Agreement.**(11)

10.19	Loan and Security Agreement, dated as of December 29, 2003, by and between Voxware, Inc. and Silicon Valley Bank.**(12)

10.20	Intellectual Property Security Agreement, dated as of December 29, 2003, by and between Voxware, Inc. and Silicon Valley Bank.**(12)

10.21	Unconditional Guaranty of Edison Venture Fund V, L.P., as guarantor, dated as of December 29, 2003.**(12)

10.22	Unconditional Guaranty of Cross Atlantic Technology Fund II, L.P., as guarantor, dated as of December 29, 2003.**(12)

10.23	Executive Employment Agreement, dated March 3, 2004, by and between Voxware, Inc. and Thomas J. Drury, Jr.**(12)

10.24	Indemnification Agreement, dated February 2004, by and between Voxware, Inc. and Thomas J. Drury, Jr.**(25)

10.25	Executive Employment Agreement, dated June 21, 2004, by and between Voxware, Inc. and Paul Commons**(12)

10.26	Indemnification Agreement, dated June 21, 2004, by and between Voxware, Inc. and Paul Commons.**(25)

10.27	First Loan Modification Agreement dated May 28, 2004, by and between Voxware, Inc. and Silicon Valley Bank**(12)

10.28	Waiver Letter, dated October 8, 2004, from Silicon Valley Bank to Voxware, Inc.**(12)

10.29	Second Loan Modification Agreement, dated December 8, 2004, between Voxware, Inc. and Silicon Valley Bank**(16)

10.30	Form of Common Stock Purchase Agreement, date as of August 11, 2005 by and between Voxware, Inc. and certain accredited investors.**(20)

10.31	Form of Amendment No. 2 to Stockholders Agreement, dated as of August 11, 2005 by and between Voxware, Inc. and certain accredited investors.**(20)

10.32	Form of Amended and Restated Investor Rights Agreement, dated as of August 11, 2005 by and between Voxware, Inc. and certain accredited investors.**(20)

10.33	Third Loan Modification Agreement, dated as of November 9, 2005, by and between Voxware, Inc. and Silicon Valley Bank.**(21)

10.34	Ratification of Guarantee of Cross Atlantic Technology Fund II, L.P.**(21)

10.35	Ratification of Guarantee of Edison Venture Fund V, L.P.**(21)

10.36	Fourth Loan Modification Agreement, dated as of January 20, 2006, by and between Voxware, Inc. and Silicon Valley Bank.**(23)

10.37	Loan and Security Agreement dated as of May 24, 2006 between Silicon Valley Bank and Voxware, Inc.**(24)

10.38	Fifth Loan Modification Agreement dated as of May 24, 2006 between Silicon Valley Bank and Voxware, Inc.**(24)

10.39	Amendment to Loan Arrangement with Voxware, Inc. dated as of May 24, 2006, from Edison Venture Fund V, L.P.**(24)

10.40	Amendment to Loan Arrangement with Voxware, Inc. dated as of May 24, 2006, from Cross Atlantic Technology Fund II, L.P.**(24)

10.41	Amendment to Loan Arrangement with Voxware, Inc. dated as of May 24, 2006, from Verbex Acquisition Corporation.**(24)

10.42	License, Development and Reseller Agreement, dated as of September 26, 2005, by and between Voxware, Inc. and LXE, Inc.**†(26)

21.1	Subsidiaries of Voxware, Inc.**(11)

23.1	Consent of BDO Seidman, LLP*

23.2	Consent of Hempstead & Co.*

23.3	Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1)** (27)

24.1	Power of Attorney (included on signature page)** (27)

99.1	Hempstead & Co. valuation report dated February 16, 2004.**(14)
______________________

*	Filed herewith.
**	Previously filed with the Commission as Exhibits to, and incorporated by reference from, the following documents:
†	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(1)	Filed in connection with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998.

(2)	Filed in connection with the Company’s Registration Statement on Form S-1 (File Number 33-08393).

(3)	Filed in connection with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

(4)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on August 16, 2000.

(5)	Filed in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

(6)	Filed in connection with the Company’s Registration Statement on Form S-2 (File Number 33-68646).

(7)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on April 20, 2001.

(8)	Filed in connection with the Company’s Registration Statement on Form S-8 (File Number 33-33342).

(9)	Filed in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

(10)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on April 17, 2003.

(11)	Filed in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

(12)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on January 6, 2004.

(13)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on May 7, 2004.

(14)	Filed in connection with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

(15)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on November 12, 2004.

(16)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on December 10, 2004.

(17)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on December 15, 2004.

(18)	Filed in connection with the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2004.

(19)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on February 9, 2005.

(20)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on August 11, 2005.

(21)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on November 9, 2005.

(22)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on November 29, 2005.

(23)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on January 24, 2006.

(24)	Filed in connection with the Company’s Current Report on Form 8-K that was filed on May 24, 2006.

(25)	Filed in connection with the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005.

(26)	Filed in connection with the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2005.

(27)	Filed in connection with the Company's Registration Statement on Form S-2 (File Number 333-128690) that was filed on September 29, 2005.